KPMG LLP
Aon Center Suite 5500
200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2024, with respect to the financial statements and financial highlights of JNL/Baillie Gifford International Growth Fund and JNL/Mellon International Index Fund, both funds within the JNL Series Trust, as of December 31, 2023, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Joint Proxy Statement/ Prospectus filed on Form N-14.

/s/ KPMG LLP

Chicago, Illinois
December 17, 2024